Exhibit 10.1

HEALTHWAYS, INC.

2007 STOCK INCENTIVE PLAN

Section 1. Purpose; Definitions.

        The purpose of the Healthways, Inc. 2007 Stock Incentive Plan (the “Plan”) is to enable Healthways, Inc. (the “Corporation”) to attract, retain and reward key employees of and consultants to the Corporation and its Subsidiaries and Affiliates, and directors who are not also employees of the Corporation, and strengthen the mutuality of interests between such key employees, consultants and directors by awarding such key employees, consultants and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Corporation, as well as performance-based incentives payable in cash. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

        For purposes of the Plan, the following terms shall be defined as set forth below:

(a)     “Affiliate” means any entity other than the Corporation and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)     “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.

(c)     “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d)     “Board” means the Board of Directors of the Corporation.

(e)     “Cause” means (i) a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or (ii) a Participant’s willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary or Affiliate.

(f)     “Change in Control” means the happening of any of the following:

(i)	any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its Subsidiaries, becomes the beneficial owner of the Corporation’s securities having 35% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

(ii)	as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation’s securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction; or

(iii)	during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s stockholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

(g)     “Common Stock” means the Corporation’s Common Stock, par value $.001 per share.

(h)     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i)     “Committee” means a committee of the Board consisting of all of the Outside Directors of the Company. To the extent that compensation realized in respect of Awards is intended to be “performance based” under Section 162(m) of the Code and the Committee is not comprised solely of individuals who are “outside directors” within the meaning of Section 162(m) of the Code, or that any member of the Committee is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes only such committee or subcommittee, to the extent of the Committee’s delegation.

(j)     “Corporation” means Healthways, Inc., a corporation organized under the laws of the State of Delaware or any successor corporation.

(k)     “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Corporation, was a “covered employee” of the Corporation within the meaning of Section 162(m) of the Code; provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award under the Plan or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Corporation and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Corporation or with respect to the taxable year of the Corporation in which any applicable Award hereunder will be paid.

(l)     “Disability” means, unless otherwise provided in an Award Agreement, either of the following: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(m)     “Early Retirement” for purposes of this Plan, shall be deemed to have occurred if (i) the sum of the participant’s age plus years of employment at the Company as of the proposed early retirement date is equal to or greater than 70, (ii) the participant has given written notice to the company at least one year prior to the proposed early retirement date of his or her intent to retire and (iii) the Chief Executive Officer shall have approved in writing such early retirement request prior to the proposed early retirement date, provided that in the event the Chief Executive Officer does not approve the request for early retirement or the Chief Executive Officer is the participant giving notice of his or her intent to retire, then in both cases, the Board of Directors shall make the determination of whether to approve or disapprove such request.

(n)     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(o)     “Fair Market Value” means with respect to the Stock, as of any given date or dates, unless otherwise determined by the Committee in good faith, the reported closing price of a share of such class of Stock on the Nasdaq Stock Market (“Nasdaq”) or such other exchange or market as is the principal trading market for such class of Stock, or, if no such sale of a share of such class of Stock is reported on the Nasdaq or other exchange or principal trading market on such date, the fair market value of a share of such class of Stock as determined by the Committee in good faith.

(p)     “Incentive Stock Option” means any Stock Option intended to be and designated in an Award Agreement as an “Incentive Stock Option” within the meaning of Section 422 of the Code. Under no circumstances shall an Stock Option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(q)     “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3)(i) as promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Commission.

(r)     “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(s)     “Normal Retirement” means retirement from active employment with the Corporation and any Subsidiary or Affiliate on or after age 65.

(t)     “Other Stock-Based Award” means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(u)     “Outside Director” means a member of the Board who is not an officer or employee of the Corporation or any Subsidiary or Affiliate of the Corporation.

(v)     “Participant” shall mean any person who is eligible under Section 4 of the Plan and who receives an Award under the Plan.

(w)     “Performance Award ” shall mean any Award granted under Section 8.2 of the Plan.

(x)     “Plan” means this Healthways, Inc. 2007 Stock Incentive Plan, as amended from time to time.

(y)     “Restricted Stock” means an award of shares of Stock that is subject to restrictions under Section 7 below.

(z)     “Restricted Stock Unit” shall mean any unit granted under Section 7.5 of the Plan.

(aa)     “Restriction Period” shall have the meaning provided in Section 7.

(bb)     “Retirement” means Normal or Early Retirement.

(cc)     “Stock” means the Common Stock.

(dd)     “Stock Appreciation Right” means an award described in Section 6 of the Plan.

(ee)     “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 or Section 9 below.

(ff)     “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2. Administration.

        The Plan shall be administered by the Committee, provided that, in the absence of the Committee or to the extent determined by the Board, any action that could be taken by the Committee may be taken by the Outside Directors. The functions of the Committee specified in the Plan may be exercised by the Compensation Committee of the Board, provided that the full Committee shall have the final authority with respect to the administration of the Plan. The Committee shall have authority to grant, pursuant to the terms of the Plan, Awards to persons eligible under Section 4. In particular, the Committee shall have the authority, consistent with the terms of the Plan:

(a)     to select the officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates to whom Awards may from time to time be granted hereunder;

(b)     to determine whether and to what extent Awards are to be granted hereunder to one or more eligible employees;

(c)     to determine the number of shares to be covered by each such Award granted hereunder;

(d)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 11 hereof;

(e)     to determine whether and under what circumstances a Stock Option may be settled in cash or Restricted Stock instead of Stock;

(f)     to determine whether, to what extent and under what circumstances Option grants and/or other Awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other Awards under the Plan and/or awards made outside of the Plan;

(g)     to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(h)     to determine whether to require payment withholding requirements in shares of Stock.

        The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

        All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Corporation and Plan Participants. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Corporation or of any Subsidiary or Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards under the Plan to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate such Awards held by Participants who are not officers or directors of the Corporation for purposes of Section 16 of the Exchange Act or who are otherwise not subject to such provision of law.

Section 3. Shares of Stock Subject to Plan.

3.1 Shares Available. The aggregate number of shares of Stock reserved and available for distribution under the Plan shall not exceed 2,036,953 shares (which includes 35,591 shares of Stock with respect to which awards under the Corporation’s 1996 Stock Incentive Plan (the “1996 Plan”) were authorized but not awarded and 1,362 shares of Stock with respect to which awards under the Corporation’s Amended and Restated 2001 Stock Option Plan (the “2001 Plan”)), of which shares of Stock with respect to which Awards other than Stock Appreciation Rights and Options may be granted shall be no more than 1,000,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 3.2, the maximum number of shares of Stock with respect to which Awards may be granted under the Plan shall be increased by the number of shares with respect to which Options or other Awards were granted under the 1996 Plan, 2001 Plan and the 1991 Employee Stock Incentive Plan (the “1991 Plan”) as of the effective date of this Plan, but which terminate, expire unexercised, forfeited or cancelled without the delivery of shares under the terms of the 1996 Plan, the 2001 Plan or the 1991 Plan, as the case may be, after the effective date of this Plan. If, after the effective date of the Plan, any shares of Stock covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates, expires unexercised or is canceled without the delivery of shares of Stock, then the shares covered by such Award, or to which such Award relates, or the number of shares of Stock otherwise counted against the aggregate number of shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination, expiration or cancellation, shall again become Stock with respect to which Awards may be granted.

3.2 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, Stock dividend, Stock split or other change in corporate structure affecting the Stock, an equitable and proportionate substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options or Stock Appreciation Rights granted under the Plan and in the number of shares subject to other outstanding Awards granted under the Plan as determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. The maximum number of shares that may be awarded to any Participant under Section 4 and Section 8.2(b) of this Plan will be adjusted in the same manner as the number of shares subject to outstanding Awards.

Section 4. Eligibility.

        Officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director, except as otherwise provided in Section 9) who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation and/or its Subsidiaries and Affiliates are eligible to be granted Awards. Subject to adjustment as provided in Section 3.2 hereof, no Participant may receive (i) Options or Stock Appreciation Rights under the Plan in any calendar year that, taken together, relate to more than 150,000 shares of Stock or (ii) Awards of Restricted Stock or Restricted Stock Units under the Plan in any calendar year that, taken together, related to more than 75,000 shares of Stock.

Section 5. Stock Options.

5.1 Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Corporation or any Subsidiary of the Corporation. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 5 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. Options may be settled in cash or Stock.

5.2 Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at grant, in the case of both Incentive Stock Options and Non-Qualified Stock Options (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries, not less than 110% of the Fair Market Value of the Stock at grant in the case of Incentive Stock Options).

5.3 Option Term. The term of each Stock Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date the Option is granted (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries or parent corporations, more than five years after the date the Option is granted in the case of Incentive Stock Options).

5.4 Exercise. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that except as otherwise provided herein or by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion. The Committee may establish performance conditions or other conditions to the exercise of any Stock Options, which conditions may be waived by the Committee in its sole discretion.

5.5 Method of Exercise. The exercise price of a Stock Option Award may be paid in cash, personal check (subject to collection), bank draft or such other method as the Committee may determine from time to time. The exercise price may also be paid by the tender, by either actual delivery or attestation, of Stock acceptable to the Committee and valued at its Fair Market Value on the date of exercise or through a combination of Stock and cash. Without limiting the foregoing, to the extent permitted by applicable law: the Committee may, on such terms and conditions as it may determine, permit a Participant to elect to pay the exercise price by authorizing a third party, pursuant to a brokerage or similar arrangement approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Stock acquired upon exercise of such Option and to remit to the Corporation a sufficient portion of the proceeds from such sale to pay the entire exercise price of such Option and any required tax withholding resulting therefrom. A Participant shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option only when the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

5.6 Non-Transferability of Options. Unless otherwise provided by the Committee at or after grant, no Stock Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.

5.7 Termination by Death. Unless otherwise provided by the Committee at or after grant, if a Participant’s employment by the Corporation and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

5.8 Termination by Reason of Disability. Unless otherwise provided by the Committee at or after grant, if a Participant’s employment by the Corporation or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of (i) three years from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided however, that, if the Participant dies within the period specified in (i) above, any unexercised Non-Qualified Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Stock Option were a Non-Qualified Stock Option, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

5.9 Termination by Reason of Retirement. Unless otherwise provided by the Committee at or after grant, if a Participant’s employment by the Corporation and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) three months from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the event of an Incentive Stock Option; provided however, that, if the Participant dies within the period specified in (i) above, any unexercised Non-Qualified Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Stock Option were a Non-Qualified Stock Option, the option will thereafter be treated as a Non-Qualified Stock Option.

5.10 Other Termination. Unless otherwise provided by the Committee at or after grant, if a Participant’s employment by the Corporation and any Subsidiary or Affiliate is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option’s term if the involuntary termination is without Cause. If a Participant voluntarily terminates employment with the Corporation and any Subsidiary or Affiliate (except for Disability, Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Committee at grant may extend the exercise period in this situation for the lesser of three months or the balance of such Stock Option’s term.

5.11 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422. No Incentive Stock Option shall be granted to any Participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Stock with respect to which all Incentive Stock Options issued after December 31, 1986 are exercisable for the first time by such Participant during any calendar year (under all such plans of the Corporation and any Subsidiary) to exceed $100,000. To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

(a)     if (x) a Participant’s employment is terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under this Section 5 of the Plan, applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such Option that is immediately exercisable as an “Incentive Stock Option” during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

(b)     if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

5.12 Buyout Provisions. Subject to the provisions of Section 11, the Committee may at any time offer to buy out for a payment in cash, Stock or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

Section 6. Stock Appreciation Rights.

6.1 Grant and Exercise. A Stock Appreciation Right is a right to receive an amount payable entirely in cash, entirely in Stock or partly in cash and partly in Stock and exercisable at such time or times and subject to such conditions as the Committee may determine in its sole discretion subject to the Plan, including but not limited to the achievement of specific performance goals. Stock Appreciation Rights may be granted alone or in conjunction with all or part of any Stock Option granted under the Plan.

    (a)        A Stock Appreciation Right may be exercised by a Participant, subject to Section 6.2, in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6.2. Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

    (b)        In the case of a Non-Qualified Stock Option, Stock Appreciation Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

6.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

    (a)        Stock Appreciation Rights granted in conjunction with an Option shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted to a Participant subject to Section 16(a) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term. The exercise of Stock Appreciation Rights held by Participants who are subject to Section 16(a) of the Exchange Act shall comply with Rule 16b-3(e) thereunder, to the extent applicable. In particular, such Stock Appreciation Rights shall be exercisable only pursuant to an irrevocable election made at least six months prior to the date of exercise or within the applicable ten business day “window” periods specified in Rule 16b-3(e)(3).

    (b)        Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the exercise price per share specified in the Stock Appreciation Right multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

    (c)        Unless otherwise provided by the Committee at or after grant, no Stock Appreciation Right shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

    (d)        Upon the exercise of a Stock Appreciation Right issued in conjunction with an Option, the Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

Section 7. Restricted Stock and Restricted Stock Units.

7.1 Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the other terms, restrictions and conditions of the Awards in addition to those set forth in this Section 7. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock Awards need not be the same with respect to each Participant.

7.2 Awards and Certificates. A Participant shall not have any rights with respect to a Restricted Stock Award unless and until such Participant has executed an agreement evidencing the Award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such Award.

    (a)        The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

    (b)        Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7.2(a).

    (c)        Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

    (d)        The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

7.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

    (a)        In accordance with the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Subject to Section 10 of the Plan, an Award of Restricted Stock shall be subject to a Restriction Period of not less than three (3) years provided, that the Committee, in its sole discretion, may (i) provide for the lapse of such restrictions in installments over the Restriction Period and (ii) accelerate or waive such restrictions in whole or in part in the event of a Change of Control, death, Disability, Normal or Early Retirement of the Participant or in the event the Participant’s employment with the Company is terminated without cause.

    (b)        Except as provided in this Section 7.3, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14.5, in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. If the Committee so determines, the Award Agreement may also impose restrictions on the right to vote and the right to receive dividends.

    (c)        Subject to the applicable provisions of the Award Agreement, Section 10 of the Plan and this Section 7, upon termination of a Participant’s employment with the Corporation and any Subsidiary or Affiliate for any reason other than death, Disability or Retirement during the Restriction Period, all shares still subject to restriction will be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. Upon termination of a Participant’s employment with the Corporation and any Subsidiary or Affiliate for by reason of death, Disability or Retirement during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

    (d)        If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the Participant promptly.

7.4 Minimum Value Provisions. In order to better ensure that Award payments actually reflect the performance of the Corporation and service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

7.5 Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Stock Units shall be granted, the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock Units may be forfeited to the Corporation, and the other terms and conditions of such awards. The Restricted Stock Unit awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions determined by the Committee that are consistent with the terms of the Plan.

    (a)        Each Restricted Stock Unit Award made under the Plan shall be for such number of shares of Stock as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Stock Unit Award. The agreement shall set forth a period of time during which the Participant must remain in the continuous employment of the Corporation in order for the forfeiture and transfer restrictions to lapse, which period shall not be less than three (3) years, provided, that the Committee, in its sole discretion, may (i) provide for the lapse of such restrictions in installments over the Restriction Period and (ii) accelerate or waive such restrictions in whole or in part in the event of a Change of Control, death, Disability, Normal or Early Retirement of the Participant or in the event the Participant’s employment with the Company is terminated without cause. The Award Agreement may, in the discretion of the Committee, set forth performance or other conditions that will subject the Restricted Stock Units to forfeiture and transfer restrictions.

    (b)        Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of Stock. Restricted Stock Units shall be paid in cash, shares of Stock, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement or other procedures approved by the Committee. Unless otherwise provided in the applicable Award Agreement, a Participant shall be credited with dividend equivalents on any Restricted Stock Units credited to the Participant’s account at the time of any payment of dividends to shareholders on shares of Stock. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of shares of Stock equal to the number of vested Restricted Stock Units then credited to the Participant. Unless otherwise provided by the Committee, any such dividend equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Stock Units (which shall be immediately vested) based upon the Fair Market Value of a share of Stock on the date of such crediting. Except as otherwise determined by the Committee at or after grant, and subject to the “retirement” exceptions, Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Stock Units and all rights of the Participant to such Restricted Stock Units shall terminate, without further obligation on the part of the Corporation, unless the Participant remains in continuous employment of the Corporation for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

Section 8. Other Stock-Based Awards and Performance Awards.

8.1 Other Stock-Based Awards. The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including, without limitation, securities convertible into Stock), as deemed by the Committee to be consistent with the purposes of the Plan, provided that the Other Stock-Based Awards that are payable in Stock shall not exceed 10% of the shares of Stock authorized under the Plan as set forth in Section 3. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

8.2 Performance Awards. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or shares of Stock, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Subject to Section 10 of the Plan, Performance Awards shall vest no sooner than one year after grant and shall otherwise be subject to the terms and provisions of this Section 8.2.

    (a)        The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 8.2, performance goals shall be limited to one or more of the following Corporation, Subsidiary, operating unit or division financial performance measures:

(i)	earnings before interest, taxes, depreciation and/or amortization;

(ii)	operating income or profit;

(iii)	operating efficiencies;

(iv)	return on equity, assets, capital, capital employed, or investment;

(v)	after tax operating income;

(vi)	net income;

(vii)	earnings or book value per share;

(viii)	cash flow(s);

(ix)	total sales or revenues or sales or revenues per employee;

(x)	production;

(xi)	stock price or total shareholder return;

(xii)	dividends;

(xiii)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Corporation or any Subsidiary, operating unit or division of the Corporation and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares of Stock outstanding, or to assets or net assets.

    (b)        With respect to any Covered Officer, the aggregate maximum number of shares of Stock in respect of which all Performance Awards and Stock Options may be granted under Sections 5 and 8.2 of the Plan in each year of the performance period is 450,000, and the maximum amount of the aggregate Performance Awards denominated in cash is $1,000,000 (measured by the Fair Market Value of the maximum Award at the time of grant) in each year of the performance period.

    (c)        To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of Performance Awards to Covered Officers, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Performance Award agreement, the Committee shall have the right to reduce the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

Section 9. Awards to Outside Directors.

        The Committee or the Nominating and Corporate Governance Committee of the Board (provided such committee is comprised solely of Outside Directors) may provide that all or a portion of an Outside Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of the Outside Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Committee or the Nominating and Corporate Governance Committee of the Board (provided such committee is comprised solely of Outside Directors) shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Outside Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

Section 10. Change in Control Provisions.

        In the event of a Change of Control, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants: (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan and/or extend the time during which an Award may be exercised following a Participant’s termination of employment; (ii) offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or (iii) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control. Unless otherwise provided in an Award Agreement, upon a Change in Control, any Outstanding Awards under the Plan not previously exercisable and vested shall become fully exercisable and vested.

Section 11. Amendments and Termination.

        The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent or which, without the approval of the Corporation’s stockholders, would:

    (a)        except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

    (b)        materially increase the benefits accruing to Participants under the Plan;

    (c)        materially modify the requirements as to eligibility for participation in the Plan; or

    (d)        materially modify the Plan within the meaning of the Nasdaq listing standards.

        The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder’s consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or another basis), provided that, except as provided in Section 3.2, the Committee may not modify any outstanding Stock Option so as to specify a lower exercise price or accept the surrender of an outstanding Stock Option and authorize the granting of a new Stock Option in substitution therefor specifying a lower exercise price. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Section 12. Unfunded Status of the Plan.

        The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 13. General Provisions.

    (a)        The Committee may require each person purchasing shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Corporation in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (b)        Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    (c)        The adoption of the Plan shall not confer upon any employee of the Corporation or any Subsidiary or Affiliate any right to continued employment with the Corporation or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Corporation or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

    (d)        No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may require withholding obligations to be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

    (e)        The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or other types of Plan Awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan Awards).

    (f)        The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

    (g)        The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

    (h)        In addition to any other restrictions on transfer that may be applicable under the terms of this Plan or the applicable Award Agreement, no Option, Stock Appreciation Right, Restricted Stock award, or Other Stock-Based Award or other right issued under this Plan is transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. The designation of a beneficiary will not constitute a transfer.

Section 14. Compliance with Section 409A of the Code.

        No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

Section 15. Effective Date of Plan.

        The Plan shall be effective as of the date of approval of the Plan by a majority of the votes cast by the holders of the Corporation’s Stock.

Section 16. Term of Plan.

        No Award shall be granted pursuant to the Plan on or after February 2, 2017, but Awards granted prior to February 2, 2017 may be extended beyond that date.